EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Exact Sciences Corporation
Madison, Wisconsin
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-218535) and Form S-8 (No. 333-219553; No. 333-212730; No. 333-211099; No. 333-207703; No. 333-190350; No. 333-168909; No. 333-164467; and No. 333-158307) of Exact Sciences Corporation of our reports dated February 21, 2020, relating to the consolidated financial statements, and the effectiveness of Exact Sciences Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP Madison, Wisconsin
February 21, 2020